EXHIBIT 5.1



[MAF BANCORP, INC. LOGO]




                                                 September 19, 2005



MAF Bancorp, Inc.
55th Street & Holmes Avenue
Clarendon Hills, Illinois  60514

Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of MAF Bancorp, Inc. Reference is hereby made to the Form S-4 Registration Statement (the "Registration Statement") being filed by MAF Bancorp, Inc., a Delaware corporation ("MAF"), relating to the registration of 2,560,000 shares of MAF common stock, par value $0.01 per share, for issuance to stockholders of EFC Bancorp, Inc., a Delaware corporation ("EFC"), in exchange for shares of EFC common stock, par value $0.01 per share, pursuant to the proposed merger of EFC with and into MAF in accordance with the terms and conditions of that certain Agreement and Plan of Reorganization, dated as of June 29, 2005, by and between MAF and EFC (the "Merger Agreement").

         In connection with this opinion, I or attorneys on my staff have examined the Merger Agreement, MAF's Restated Certificate of Incorporation and Amended and Restated By-laws, and such other corporate records of MAF as we deemed relevant to the matters addressed herein and have relied upon representations of MAF's transfer agent as to the number of shares of MAF common stock outstanding as of the date hereof.

         Based on our review, it is my opinion that such shares of MAF common stock, when issued in accordance with and pursuant to the Merger Agreement, will be validly issued, fully paid and nonassessable.

         The opinion expressed herein is based on the facts in existence and the laws in effect on the date hereof and is limited to matters of Delaware General Corporation Law.

         I hereby consent to the use of this opinion in connection with said Registration Statement and to the use of my name under the heading "Legal Matters" in the proxy statement/prospectus included therein.

                                      Very truly yours,

                                      /s/ Jennifer R. Evans, Esq.

                                      Jennifer R. Evans, Esq.
                                      Senior Vice President and General Counsel
                                      MAF Bancorp, Inc.